As filed with the Securities and Exchange Commission on July 25, 1997
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------
      DELAWARE                                       77-0294597
(State of incorporation)                   (I.R.S. Employer Identification No.)
                               -------------------

                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
          (Address and telephone number of Principal Executive Offices)

                           1997 EQUITY INCENTIVE PLAN
                     1997 NON-OFFICER EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               ROBERT P. DILWORTH
                             CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
            (Name, address, including zip codes and telephone number,
                    including are code of agent for service)
                              --------------------

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                          SAN FRANCISCO, CA 94111-3580

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
       Title of            Amount           Proposed maximum        Proposed mamimum
   securities to be         to be            offering price           aggregate         Amount of registration
      registered         registered           per share(1)          offering price(1)              fee
----------------------------------------------------------------------------------------------------------------------
Common Stock
(par value $.001)     1,350,000 shares      $5.59375-$6.375             $8,205,858               $ 2,486.38
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (i) $5,339,062, the exercise price of 837,500 outstanding options and (ii) $2,866,796, the average of the high and low sales price of Registrant's Common Stock on June 30, 1997 as reported on the Nasdaq National Market System, for 512,500 shares reserved for issuance pursuant to options for which the exercise price is not known.

                                                       Total Number of Pages: 10
                                                   Exhibit Index at Pages: 4 & 8

                                     PART II

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents filed by Metricom, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        1. The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

        2. All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

        3. The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

        Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnity agreements with each of its directors and executive officers and has obtained director and officer liability insurance.

        In addition, the Amended Certificate provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Amended Certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived



                                       2.

an improper personal benefit and for improper personal benefit and for improper distributions to stockholders and improper loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.



                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.



                                       3.

                                    EXHIBITS

Exhibit No.      Description
----------       -----------
   4.1           Registration Rights Agreement between the Registrant and the other parties named therein, dated June 23, 1986, as
                 amended.(1)
   4.2           Specimen stock certificate.(1)
   4.3           Fifth Amendment to Registration Rights Agreement.(2)
   4.4           Sixth Amendment to Registration Rights Agreement.(2)
   4.5           Form of 8% Convertible Subordinated Note due 2003.(3)
   4.6           Indenture dated as of August 15, 1996 between the Company and
                 U.S. Trust Company of California N.A.(3)
   5.1           Opinion of Cooley Godward LLP.
  23.1           Consent of Arthur Andersen LLP.
  23.2           Consent of Cooley Godward LLP. Reference is made to Exhibit
                 5.1.
  24.1           Power of Attorney. Reference is made to page 6 of this
                 Registration Statement.
  99.1           1997 Equity Incentive Plan and Form of Agreement used
                 thereunder.(4)
  99.2           1997 Non-Officer Equity Incentive Plan and Form of Agreement
                 used thereunder.(4)


----------
(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

(3) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.



                                       4.

                                  UNDERTAKINGS

        1.     The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)
(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                       5.

                                   SIGNATURES


        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on July 25, 1997.

                                        METRICOM, INC.



                                        By   /s/ Robert P. Dilworth
                                          ---------------------------
                                                 Robert P. Dilworth
                                                 Chief Executive Officer
                                                 (Principal executive officer)



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Dilworth and Vanessa A. Wittman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                             Title                            Date
        ---------                             -----                            ----
  /s/ Robert P. Dilworth           Chief Executive Officer and              July 25, 1997
----------------------------       Chairman of the Board
  Robert P. Dilworth               (Principal Executive Officer)


  /s/ Vanessa A. Wittman           Vice President, Finance (Principal       July 25, 1997
----------------------------       Financial and Accounting Officer)
  Vanessa A. Wittman





                                       6.

  /s/ Cornelius C. Bond, Jr.       Director                                 July 25, 1997
----------------------------
  Cornelius C. Bond, Jr.

  /s/ Robert S. Cline              Director                                 July  25, 1997
----------------------------
  Robert S. Cline

  /s/ Justin L. Jaschke            Director                                 July  25, 1997
-----------------------------
  Justin L. Jaschke

  /s/ George W. Levert             Director                                 July  25, 1997
-----------------------------
  George W. Levert

  /s/ Donald Rumsfeld              Director                                 July  25, 1997
-----------------------------
  Donald Rumsfeld

                                   Director
-----------------------------
  Donald F. Wood


  /s/ Jerry Yang
-----------------------------      Director                                 July  25, 1997
  Jerry Yang



                                       7.

                                  EXHIBIT INDEX

Exhibit No.      Description
----------       -----------
   4.1           Registration Rights Agreement between the Registrant and the other parties named therein, dated June 23, 1986, as
                 amended.(1)
   4.2           Specimen stock certificate.(1)
   4.3           Fifth Amendment to Registration Rights Agreement.(2)
   4.4           Sixth Amendment to Registration Rights Agreement.(2)
   4.5           Form of 8% Convertible Subordinated Note due 2003.(3)
   4.6           Indenture dated as of August 15, 1996 between the Company and
                 U.S. Trust Company of California N.A.(3)
   5.1           Opinion of Cooley Godward LLP.
  23.1           Consent of Arthur Andersen LLP.
  23.2           Consent of Cooley Godward LLP. Reference is made to Exhibit
                 5.1.
  24.1           Power of Attorney. Reference is made to page 6 of this
                 Registration Statement.
  99.1           1997 Equity Incentive Plan and Form of Agreement used
                 thereunder.(4)
  99.2           1997 Non-Officer Equity Incentive Plan and Form of Agreement
                 used thereunder.(4)

----------
(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended May 31, 1993, and incorporated herein by reference.

(3) Filed as an exhibit to the Company's 10-K for the year ended December 31, 1996, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.



                                       8.